Exhibit 99.2
Google Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and par value amounts which are reflected in thousands, and par value per share amounts)

	As of December 31, 2012	As of June 30, 2013
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$14,778	$16,164
Marketable securities	33,310	38,268
Total cash, cash equivalents, and marketable securities (including securities loaned of $3,160 and $4,791)	48,088	54,432
Accounts receivable, net of allowance of $581 and $505	7,885	7,321
Inventories	505	342
Receivable under reverse repurchase agreements	700	770
Deferred income taxes, net	1,144	1,148
Income taxes receivable, net	0	72
Prepaid revenue share, expenses and other assets	2,132	2,776
Total current assets	60,454	66,861
Prepaid revenue share, expenses and other assets, non-current	2,011	1,891
Non-marketable equity investments	1,469	1,564
Property and equipment, net	11,854	12,912
Intangible assets, net	7,473	6,558
Goodwill	10,537	11,396
Total assets	$93,798	$101,182
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,012	$1,758
Short-term debt	2,549	3,000
Accrued compensation and benefits	2,239	1,803
Accrued expenses and other current liabilities	3,258	3,300
Accrued revenue share	1,471	1,458
Securities lending payable	1,673	3,211
Deferred revenue	895	799
Income taxes payable, net	240	0
Total current liabilities	14,337	15,329
Long-term debt	2,988	1,989
Deferred revenue, non-current	100	132
Income taxes payable, non-current	2,046	2,271
Deferred income taxes, net, non-current	1,872	1,905
Other long-term liabilities	740	704
Stockholders’ equity:
Convertible preferred stock, $0.001 par value per share, 100,000 shares authorized; no shares issued and outstanding	0	0
Class A and Class B common stock and additional paid-in capital, $0.001 par value per share: 12,000,000 shares authorized (Class A 9,000,000, Class B 3,000,000); 329,979 (Class A 267,448, Class B 62,531) and par value of $330 (Class A $267, Class B $63) and 333,134 (Class A 273,852, Class B 59,282) and par value of $333 (Class A $274, Class B $59) shares issued and outstanding	22,835	24,334

Class C capital stock, $0.001 par value per share: 3,000,000 shares authorized; no shares issued and outstanding	0	0
Accumulated other comprehensive income (loss)	538	(398)
Retained earnings	48,342	54,916
Total stockholders’ equity	71,715	78,852
Total liabilities and stockholders’ equity	$93,798	$101,182

Google Inc.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)
Revenues:
Google (advertising and other)	$10,964	$13,107	$21,609	$26,058
Motorola Mobile (hardware and other)	843	998	843	2,016
Total revenues	11,807	14,105	22,452	28,074
Costs and expenses:
Cost of revenues - Google (advertising and other) (1)	3,984	5,195	7,773	10,331
Cost of revenues - Motorola Mobile (hardware and other) (1)	693	868	693	1,676
Research and development (1)	1,538	1,987	2,979	3,824
Sales and marketing (1)	1,413	1,735	2,682	3,321
General and administrative (1)	942	1,197	1,699	2,322
Total costs and expenses	8,570	10,982	15,826	21,474
Income from operations	3,237	3,123	6,626	6,600
Interest and other income, net	253	247	409	381
Income from continuing operations before income taxes	3,490	3,370	7,035	6,981
Provision for income taxes	657	816	1,312	1,103
Net income from continuing operations	2,833	2,554	5,723	5,878
Net income (loss) from discontinued operations	(48)	674	(48)	696
Net income	$2,785	$3,228	$5,675	$6,574
Net income per share - basic:
Continuing operations	$8.68	$7.68	$17.56	$17.73
Discontinued operations	(0.14)	2.03	(0.14)	2.10
Net income per share - basic	$8.54	$9.71	$17.42	$19.83
Net income per share - diluted:
Continuing operations	$8.56	$7.55	$17.31	$17.42
Discontinued operations	(0.14)	1.99	(0.14)	2.06
Net income per share - diluted	$8.42	$9.54	$17.17	$19.48

Shares used in per share calculation - basic	326,272	332,480	325,786	331,467
Shares used in per share calculation - diluted	330,793	338,337	330,464	337,500

(1) Includes stock-based compensation expense as follows:
Cost of revenues - Google (advertising and other)	$82	$110	$156	$209
Cost of revenues - Motorola Mobile (hardware and other)	4	5	4	10
Research and development	289	421	588	782
Sales and marketing	118	134	215	259
General and administrative	142	113	228	220
	$635	$783	$1,191	$1,480

Google Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)		(unaudited)
Operating activities
Net income	$2,785	$3,228	$5,675	$6,574
Adjustments:
Depreciation and amortization of property and equipment	473	747	851	1,331
Amortization of intangible and other assets	197	283	330	598
Stock-based compensation expense	658	847	1,214	1,555
Excess tax benefits from stock-based award activities	(27)	(104)	(55)	(198)
Deferred income taxes	(163)	63	191	265
Gain on divestiture of businesses	(188)	(716)	(188)	(690)
Other	12	(65)	(56)	(54)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(222)	(194)	79	62
Income taxes, net	1,026	179	1,169	(156)
Inventories	202	(16)	170	(158)
Prepaid revenue share, expenses and other assets	(912)	(136)	(1,188)	(348)
Accounts payable	(249)	(159)	(80)	(72)
Accrued expenses and other liabilities	612	696	(243)	(363)
Accrued revenue share	34	35	23	8
Deferred revenue	14	17	54	(16)
Net cash provided by operating activities	4,252	4,705	7,946	8,338
Investing activities
Purchases of property and equipment	(774)	(1,611)	(1,381)	(2,814)
Purchases of marketable securities	(6,854)	(14,948)	(15,542)	(22,782)
Maturities and sales of marketable securities	5,456	10,687	22,657	17,006
Investments in non-marketable equity investments	(99)	(136)	(202)	(172)
Cash collateral related to securities lending	(336)	974	(91)	1,538
Investments in reverse repurchase agreements	75	(70)	270	(70)
Proceeds from divestiture of businesses	201	2,313	201	2,351
Acquisitions, net of cash acquired, and purchases of intangibles and other assets	(10,055)	(1,012)	(10,147)	(1,301)
Net cash used in investing activities	(12,386)	(3,803)	(4,235)	(6,244)
Financing activities
Net payments related to stock-based award activities	(137)	(58)	(184)	(268)
Excess tax benefits from stock-based award activities	27	104	55	198
Proceeds from issuance of debt, net of costs	4,602	2,729	7,751	5,651
Repayments of debt	(3,853)	(2,880)	(5,753)	(6,203)

Net cash provided by (used in) financing activities	639	(105)	1,869	(622)
Effect of exchange rate changes on cash and cash equivalents	(176)	(8)	(126)	(86)
Net increase (decrease) in cash and cash equivalents	(7,671)	789	5,454	1,386
Cash and cash equivalents at beginning of period	23,108	15,375	9,983	14,778
Cash and cash equivalents at end of period	$15,437	$16,164	$15,437	$16,164

The following table presents our consolidated revenues by revenue source (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)
Google
Advertising revenues:
Google websites	$7,542	$8,868	$14,854	$17,508
Google Network Members' websites	2,983	3,193	5,896	6,455
Total advertising revenues	10,525	12,061	20,750	23,963
Other revenues	439	1,046	859	2,095
Total Google revenues (advertising and other)	10,964	13,107	21,609	26,058
Motorola Mobile
Total Motorola Mobile revenues (hardware and other)	843	998	843	2,016
Total revenues	$11,807	$14,105	$22,452	$28,074

The following table presents our Google revenues, by revenue source, as a percentage of Google revenues:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
	(unaudited)
Advertising revenues:
Google websites	69%	68%	69%	67%
Google Network Members' websites	27%	24%	27%	25%
Total advertising revenues	96%	92%	96%	92%
Other revenues	4%	8%	4%	8%
Google revenues	100%	100%	100%	100%